As filed with the Securities and Exchange Commission April 7, 1998
         Registration No. 333-48333

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                            _____________________

                                  FORM S-3
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                            _____________________

                   LEVEL ONE COMMUNICATIONS, INCORPORATED
                     (Exact name of registrant as specified in its charter)
                           ______________________

                CALIFORNIA                        33-0128224
            (State of Incorporation)                       (I.R.S. Employer
Identification No.)
                           ______________________

                              9750 Goethe Road
                        Sacramento, California  95827
(916) 855-5000
                            (Address of principal executive offices)
                           _______________________

                          Robert S. Pepper, Ph. D.
                                  President
                   LEVEL ONE COMMUNICATIONS, INCORPORATED
                              9750 Goethe Road
                        Sacramento, California  95827
                               (916) 855-5000
                    (Name, address and telephone number of agent for service)
                        _____________________________

Approximate date of commencement of proposed sale to the public: As soon as possible following effectiveness of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. *

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]
                       CALCULATION OF REGISTRATION FEE

Title of                 Proposed     Proposed
Securities     Amount to Maximum      Maximum     Amount
Registration   be        Offering     Aggregate   of Fee
to be          Registered Price per   Offering
Registered               Share*       Price


Common Stock,  38,250    $ 9.33       $357,000.00 $ 123.11
no par value


Total          38,250    $ 9.33       $357,000.00 $ 123.11
[/S]                     [/C]         [/C]        [/C]

* Based on the $14.00 per share exercise price for the Common Stock to be purchased pursuant to a Warrant issued February 2, 1996. The exercise price was the market price for the Common Stock at time the Warrant was issued.

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT
ON SUCH DATE OR
DATES  AS  MAY  BE  NECESSARY  TO  DELAY  ITS  EFFECTIVE DATE UNTIL THE
REGISTRANT SHALL
FILE   A  FURTHER  AMENDMENT  WHICH  SPECIFICALLY  STATES   THAT   THIS
REGISTRATION
STATEMENT  SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION
8(a) OF
THE SECURITIES  ACT  OF  1933 OR UNTIL THE REGISTRATION STATEMENT SHALL
BECOME
EFFECTIVE ON SUCH DATE AS  THE  COMMISSION,  ACTING  PURSUANT  TO  SAID
SECTION 8(a),
MAY DETERMINE.

LEVEL ONE COMMUNICATIONS, INCORPORATED

CROSS-REFERENCE SHEET

PURSUANT TO ITEM 501 OF REGULATION S-K


   REGISTRATION STATEMENT
ITEM NUMBER AND CAPTION      PROSPECTUS CAPTION


 1. Forepart of the Registration
   Page of Prospectus Outside Front Cover Page

 2. Inside Front and Outside Back
   Cover Pages of Prospectus Inside Front and Outside Back Cover
Pages

 3. Summary Information, Risk Factors
   and Ratio Earnings to Fixed Charges. Risk Factors

 4. Use of Proceeds Use of Proceeds

 5. Determination of Offering Price Inside Front Cover Page

 6. Dilution Not Applicable

 7. Selling Security Holders Principal and Selling Shareholders

 8. Plan of Distribution Underwriting

 9. Description of Securities to
   be Registered Not Applicable

10. Interests of Named Experts
   and Counsel Interests of Named Experts and Counsel

11. Material Changes Recent Developments

12. Incorporation of Certain
   Information by Reference Incorporation of Certain Information by Reference

13. Disclosure of Commission Position Disclosure of Commission
Position on Indemnification for Securities on Indemnification for Securities
   Act Liabilities Act Liabilities

                                PROSPECTUS

38,250 SHARES

                  LEVEL ONE COMMUNICATIONS, INCORPORATED

                               COMMON STOCK
                   _____________________________________

                       SALES REPRESENTATIVE WARRANT
                   _____________________________________


    This Prospectus refers to 38,250 shares of Common Stock, no par value, of Level One Communications, Incorporated (the "Company"), which are being offered for sale pursuant to the terms of a stock purchase warrant (the "Warrant") issued February 2, 1996 in connection with an incentive agreement with an independent sales representative company (the "Warrant Holder"). The Warrant Agreement was privately negotiated in a transaction not involving a public offering in reliance on the exemptions contained in Section 4 of the Securities Act of 1933.

    The Warrant exercise price per share is $9.33, the market price for the Common Stock at time the Warrant was issued.

    The Warrant Holder's right to exercise the Warrant vests at 20% per year from the date of issuance, subject to certain conditions, including registration of the Common Stock underlying the Warrant.

    The Warrant Holder's right to purchase shares will continue to vest for as long as Warrant Holder is engaged by the Company as a sales representative under a separate sales representative agreement. If the sales representative relationship between Warrant Holder and the Company is terminated for any reason prior to February 2 , 2001, Warrant Holder shall be entitled to purchase only the number of shares for which Warrant Holder was vested on the last Vesting Date prior to such termination. The Warrant does not affect any of the rights or relationships of Warrant Holder or the Company under such sales representative agreement.

    The  Warrant expires at 5 p.m.,  Eastern  Standard  Time,  on
February 2, 2006, and any vested purchase right which has not been exercised prior to that date and time shall terminate automatically.

THESE SECURITIES HAVE NOT  BEEN  APPROVED  OR  DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


The date of this Prospectus is April 7, 1998.

    AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Commission. Such reports, proxy and information statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: New York Regional Office, Seven World Trade Center, New York, New York, 10048, and the Chicago Regional Office, 500 West Madison Street, Chicago, Illinois, 60661.
Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of the prescribed fees. The Common Stock of the Company is quoted on the NASDAQ National Market System. Reports, proxy and information statements and other information concerning the Company may be inspected at the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

ADDITIONAL INFORMATION

    This Prospectus constitutes a part of a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the shares of Common Stock offered hereby, reference is hereby made to the Registration Statement. Statements contained herein concerning the provisions of any documents are not necessarily complete, and each such statement is qualified in its entirety by reference to the copy of such document filed with the Commission.

INFORMATION INCORPORATED BY REFERENCE

    This Prospectus incorporates by reference the following documents:

1.The Company's latest Annual Report on Form 10-K filed pursuant to Section 13(a) of the Exchange Act which contains financial statements for the Company's latest fiscal year ended December
28, 1997; and

2.All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (1) above.

3.All documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering.

    Any person to whom a copy of this Prospectus is delivered may obtain without charge, upon written or oral request, a copy of any of the documents incorporated by reference in this Prospectus, except for exhibits to such documents. Requests for such copies should be directed to Bruce Dravis, General Counsel, Level One Communications, Incorporated, 9750 Goethe Road, Sacramento, California 95827, telephone (916) 855-5000.

RISK FACTORS

THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE STATEMENTS CONTAINED IN THIS PROSPECTUS THAT ARE NOT PURELY HISTORICAL ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, INCLUDING WITHOUT LIMITATION STATEMENTS REGARDING THE COMPANY'S EXPECTATIONS, BELIEFS, INTENTIONS OR STRATEGIES REGARDING THE FUTURE. ALL FORWARD-LOOKING STATEMENTS INCLUDED IN THIS DOCUMENT ARE BASED ON INFORMATION AVAILABLE TO THE COMPANY ON THE DATE HEREOF, AND THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ANY SUCH FORWARD-LOOKING STATEMENTS. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH IN THE FOLLOWING RISK FACTORS AND ELSEWHERE IN THIS PROSPECTUS.


MANUFACTURING RISKS

    The Company does not manufacture the wafers used for its products. The Company's wafers are manufactured by foundries located in the United States, Europe and Asia. The Company depends upon these suppliers to produce wafers at acceptable yields and to deliver them in a timely manner at competitive prices. The Company may sustain an adverse impact on operating results from problems with the cost, timeliness, yield and quality of wafer deliveries from suppliers. From time to time, the available industry-wide foundry capacity can fluctuate significantly. During periods of constrained supply, the Company may experience difficulty in securing an adequate supply of wafers, and/or its suppliers may increase wafer prices. The Company's operating results depend in substantial part on its ability to maintain or increase the capacity available from its existing or new foundries. In prior years, the Company has experienced increased costs and delays in customer shipments as a result of a foundry reducing shipments to the Company without prior notice, requiring the Company to transfer products to a new foundry. Although the Company believes that it has planned to meet customer demand, there can be no assurances that unforeseen demand, current supplier interruptions or other changes will not have a material impact on the Company's business.

    Manufacturing process technologies are subject to rapid change. Other companies in the industry have experienced difficulty in migrating to new manufacturing processes, and, consequently, have suffered reduced yields, delays in product deliveries and increased expense levels. The Company's business, financial condition and results of operations could be materially adversely affected if any such transition is substantially delayed or inefficiently implemented.

    The Company is also dependent upon third-party assembly companies that package the semiconductor die. The Company depends upon these suppliers to produce products in a timely manner and at competitive prices. The Company may sustain an adverse financial impact from problems with the cost, timeliness, yield and quality of product deliveries from these suppliers.

FACTORS AFFECTING ANNUAL AND QUARTERLY OPERATING RESULTS

    The semiconductor industry is characterized by rapid technological change, intense competitive pressure and cyclical market patterns. The Company's results of operations are affected by a wide variety of factors, including general economic conditions, semiconductor industry environment, changes in average selling prices, the timing of new product introductions (by the Company and its customers), use of new technologies, the ability to safeguard patents and intellectual property, and rapid change of demand for products. The level of net revenues in any specific quarter can also be affected by the level of orders placed during that quarter. The Company attempts to respond to changes in market conditions as soon as possible; however, the rapidity of their onset may make prediction of and reaction to such events difficult. Due to the foregoing and other factors, past results, such as those described in this Prospectus, may not be predictive of future performance.

DEPENDENCE ON NEW PRODUCTS

    The Company's future success depends on its ability to timely develop and introduce new products which compete effectively. Because of the complexity of its products, the Company may experience delays in completing development and introduction of new products, and, as a result, not achieve the market share anticipated for such products. The Company's strategy is to develop products for the fastest growing segments of the communications market. The Company conducts its own analysis of market trends and reviews forecasts and information provided by industry analysts. Market conditions may change rapidly as technology, economic, or user-preference conditions cause different communications technologies to experience growth other than that forecast by the Company or others. There can be no assurance that the Company will successfully identify new product opportunities and bring new products to market in a timely manner, that products or technologies developed by others will not render the Company's products or technologies obsolete or noncompetitive, or that the Company's products will be selected for design into the products of its targeted customers. In addition, the average selling price for any particular product tends to decrease over the product's life. To offset such price decreases, the Company relies primarily on obtaining yield improvements and corresponding cost reductions in the manufacture of existing products and on introducing new products which incorporate advanced features and other price/performance factors such that higher average selling prices and higher margins are achievable relative to existing product lines. To the extent that cost reductions and new product introductions with higher margins do not occur in a timely manner, or the Company's products do not achieve market acceptance, the Company's operating results could be adversely affected.

MANAGEMENT OF GROWTH; DEPENDENCE ON KEY PERSONNEL

    The Company is currently experiencing a period of significant growth which has placed, and could continue to place, a significant strain on the Company's personnel and other resources. The Company's ability to manage its growth effectively will require continued expansion and refinement of the Company's operational, financial and management and control systems as well as a significant increase in the Company's development, testing, quality control, marketing, logistics and service capabilities, any of which could place a significant strain on the Company's resources. The Company's success also depends to a significant extent upon the continued services of its key personnel and its ability to attract and retain key technical, sales and management personnel in the future. Competition for such personnel is intense and there can be no assurance that the Company will be able to attract and retain key technical, sales and management personnel in the future. If the Company's management is unable to manage growth effectively, maintain the quality and marketability of the Company's products and retain, hire and integrate key personnel, the Company's business, financial condition and results of operations could be materially adversely affected.

INTELLECTUAL PROPERTY

    The Company relies upon patent, trademark, trade secret and copyright law to protect its intellectual property. There can be no assurance that such intellectual property rights can be successfully asserted or will not be invalidated, circumvented or challenged. Litigation, regardless of its outcome, could result in substantial cost and diversion of resources for the Company. Any infringement claim or other litigation against or by the Company could have a material effect on the Company's financial condition and results of operations. In November 1995 the Company commenced infringement litigation against a competitor.


SEMICONDUCTOR INDUSTRY

    The semiconductor industry has historically been cyclical and subject to significant economic downturns at various times. The Company may experience substantial period-to-period fluctuations in operating results due to general semiconductor industry conditions, overall economic conditions or other factors.

In addition, the securities of many high technology companies have historically been subject to extreme price and volume fluctuations, factors which may affect the market price of the Company's Common Stock. As is common in the semiconductor industry, the Company frequently ships more product in the third month of a quarter than in the other months. If a disruption in the Company's production or shipping occurs near the end of a quarter, the Company's revenues for that quarter could be adversely affected.

The Company must order wafers and build inventory in advance of product shipments. There is risk that the Company could produce excess or insufficient inventories of particular products because the Company's markets are volatile and subject to rapid technology and price changes. This inventory risk is heightened because certain of the Company's customers place orders with long lead times which may be subject to cancellation or rescheduling by that customer. To the extent the Company produces excess or insufficient inventories of particular products, the Company's revenues and earnings could be adversely affected.

Increased demand for semiconductor products may result in a reduction in the availability of wafers from foundries. Such capacity limitations may adversely affect the Company's ability to deliver products on a timely basis and affect the Company's margins. Additionally, the Company believes that during periods of strong demand and/or restricted semiconductor capacity, customers will over-order to assure an adequate supply. Certain of the Company's customers may cancel or postpone orders without notice if product becomes available elsewhere.

Shortages of components from other suppliers could cause the Company's customers to cancel or delay programs incorporating the Company's products, resulting in the cancellation or delay of orders for the Company's products.

INTENSE COMPETITION

The semiconductor industry is intensely competitive. The Company's competition consists of semiconductor companies and semiconductor divisions of vertically integrated companies. In the telecom market, the Company's principal competitors are Brooktree Corporation (a subsidiary of Rockwell International, Inc.), Crystal Semiconductor, Inc. (a subsidiary of Cirrus Logic, Inc.) ("Crystal"), Dallas Semiconductor, Inc., Lucent Technologies Inc. ("Lucent"), PMC-Sierra Inc. and Siemens A.G. In the networking market, the Company's principal competitors are Advanced Micro Devices, Inc., Broadcom Corporation, Crystal, Integrated Circuit Systems, Inc., Lucent, Micro Linear Corp., National Semiconductor Corporation, Quality Semiconductor, Inc., Seeq Technologies, Inc. and Texas Instruments, Incorporated. Many of these competitors have longer operating histories, greater name recognition, access to larger customer bases and significantly greater financial and other resources than the Company with which to pursue engineering, manufacturing, marketing and distribution of products.

The ability of the Company to compete successfully in the rapidly evolving area of high performance integrated circuit technology depends on factors both within and outside of the Company's control. Such factors include, without limitation, success in designing and manufacturing new products, implementing new technologies, intellectual property programs, product quality, reliability, price, efficiency of production, and general economic conditions. There is no assurance that the Company will be able to compete successfully against current and future competitors. Increased competition may result in price reductions, reduced gross margins and loss of market share, any of which may have a material adverse effect on the Company's business, financial condition and results of operations.

INTERNATIONAL OPERATIONS

Due to its reliance on international sales and foreign third-party manufacturing and assembly operations, the Company is subject to the risks of conducting business outside of the United States including government regulatory risks, political, social and economic instability, potential hostilities and changes in diplomatic and trade relationships. There can be no assurance that one or more of the foregoing factors will not have a material adverse effect on the Company's business, financial condition or operating results. The recent economic downturn in several Asian countries has not affected the Company in a material way, but there can be no assurances that continued economic problems in Asia or any other region of the world will not affect the Company.

INCREASED LEVERAGE

As a result of the Company's sale in August and September 1997 of its 4% Convertible Subordinated Notes due 2004 (the "Notes"), the Company has incurred approximately $115.0 million in additional indebtedness which increases the ratio of its long-term debt to its total capitalization from 3.0%, at June 29, 1997, to 48.8%, as of December 28, 1997. As a result of this increased leverage, the Company's interest obligations will increase substantially. The degree to which the Company will be leveraged could adversely affect the Company's ability to obtain additional financing for working capital, acquisitions or other purposes and could make it more vulnerable to economic downturns and competitive pressures. The Company's increased leverage could also adversely affect its liquidity, as a substantial portion of available cash from operations may have to be applied to meet debt service requirements and, in the event of a cash shortfall, the Company could be forced to reduce other expenditures and forego potential acquisitions to be able to meet such requirements.

VOLATILITY OF NOTES AND STOCK PRICE

Economic and other external factors, many of which are beyond the control of the Company, may have a significant impact on the Company's business and on the market price of the Notes and the Common Stock into which the Notes are convertible. Such factors include, without limitation, fluctuations in product revenue and net income of the Company or its competitors, shortfalls in the Company's operating results from levels forecast by securities analysts, announcements concerning the Company, its competitors or customers, announcements of technological innovations by the Company, its competitors or its customers, the introduction of new products or changes in product pricing policies by the Company, its competitors or its customers, market conditions in the industry and the general state of the securities market. In addition, the stock prices of many technology companies fluctuate significantly for reasons that may be unrelated or disproportionate to operating results. These fluctuations, as well as general economic, political and market conditions such as recession or international instability, may adversely affect the market price of the Notes and the Common Stock.


RECENT DEVELOPMENTS


    On February 23, 1998, the Company announced that it had approved a 3-for-2 stock split to shareholders of record on March 9, 1998. The split was effective on March 30, 1998. Share and per share data included in this Prospectus reflect the effect of this split.

USE OF PROCEEDS

    The Company will use any proceeds from the sale of shares for general corporate purposes.


                           PLAN OF DISTRIBUTION

    The Common Stock offered hereby will be sold directly to the Warrant Holder upon exercise of the Warrant in accordance with its terms, without the use of any broker or underwriter.


                  INTERESTS OF NAMED EXPERTS AND COUNSEL

    Counsel to the Company owns or has options to purchase 52,132 shares of Registrant's Common Stock.


INDEMNIFICATION OF DIRECTORS AND OFFICERS;
COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
LIABILITIES

    The Company has provisions in its Amended and Restated Articles of Incorporation which eliminate the liability of the Company's directors to the Company and its shareholders for monetary damages to the fullest extent permissible under California law and provisions which authorize the Company to indemnify its directors and agents by bylaws, agreements or otherwise, to the fullest extent permitted by law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. The Company's Bylaws, as amended, provide that the Company shall indemnify its directors and officers to the fullest extent permitted by California law, including circumstances in which indemnification is otherwise discretionary under California law.

    In addition, the Company has entered into agreements with its directors and executive officers that will require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or executive officers to the fullest extent not prohibited by law.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 6 above, or otherwise, Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Company of expenses incurred or paid by a director, officer or controlling person of Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  PART II

                INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

All expenses of the registration of the shares covered by this Prospectus are to be borne by the Company. The Company will pay the registration fee of $123.11 to the Securities and Exchange Commission. The Company prepared the Registration Statement and will pay certain fees to its attorneys and accountants in connection with their review of the Registration Statement and their opinions and consents. The fees to be paid in connection with such review, opinions and consents are estimated at
approximately  $3000.   The Company expects to incur no other
material expense in connection with the offering and distribution of shares of Common Stock hereunder.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    See the information under the caption "Indemnification of Directors and Officers; Commission's Position on Indemnification for Securities Act Violations" contained in the Prospectus.

ITEM 16.  EXHIBITS.

    Exhibit
      NO.

      4.1*   Warrant Agreement.

  5.1*Opinion of Counsel as to legality of securities being registered.

24.1**Consent of Independent Public Accountants .

24.2*Consent of Counsel.

25.1*Power of Attorney.

    * Incorporated by reference to Registration Statement 333-
48333, filed March 20, 1998.
    **Incorporated by reference to Registrant's Annual Report on Form 10-K filed March 27, 1998.

ITEM 17.  UNDERTAKINGS.

    (a) The undersigned Company hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sacramento, State of California, on this 19th day of March, 1998.


    LEVEL ONE COMMUNICATIONS, INCORPORATED




    By:      /S/ ROBERT S. PEPPER
        Robert S. Pepper, President and
        Chief Executive Officer


                             POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert S. Pepper and John Kehoe, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    SIGNATURES            TITLE            DATE



/S/ ROBERT S. PEPPER  President, Chief April 6, 1998
(Robert S. Pepper) Executive Officer and
    Director
    (Principal Executive Officer)


/S/ JOHN KEHOE  Senior Vice President April 6, 1998
(John Kehoe) Chief Financial
    Officer and Secretary
    (Principal Financial Officer)



/S/ THOMAS J. CONNORS  Director April 6, 1998
(Thomas J. Connors)


/S/ MARTIN JURICK  Director April 6, 1998
(Martin Jurick)



/S/ PAUL GRAY  Director April 6, 1998
(Paul Gray)



/S/ HENRY KRESSEL  Director April 6, 1998
(Henry Kressel)



/S/ JOSEPH P. LANDY  Director April 6, 1998
(Joseph P. Landy)


          S-1



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